EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan, as amended, of our report dated February 18, 2011, with respect to the consolidated financial statements of TravelCenters of America LLC included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 9, 2011